Exhibit 99.3

A21, INC.

(ATWOE.OB)

and its subsidiaries,

SUPERSTOCK, INC.

SUPERSTOCK, LTD.

and

ARTSELECT, INC.

_________________

EXECUTIVE SUMMARY

__________________

December 2008

INFORMATION REQUESTS

All inquiries regarding this Executive Summary or a21, Inc. and its subsidiaries should be directed to the following persons:

John Z. Ferguson President & CEO a21, Inc. 7660 Centurion Parkway Jacksonville, Fl 32256 (904) 680-1800 jferguson@superstock.com	LaDuane Clifton CFO a21, Inc. 7660 Centurion Parkway Jacksonville, Fl 32256 (904) 680-2774 rlclifton@superstock.com

Inquiries regarding legal matters should be directed to the following persons:

Gardner Davis Foley & Lardner LLP 1 Independent Drive, Suite 1300 Jacksonville, FL 32202 (904) 359-8726 gdavis@foley.com	Michael Kirwan Foley & Lardner LLP 1 Independent Drive, Suite 1300 Jacksonville, FL 32202 (904) 633-8913 mkirwan@foley.com

The Company has established an internet website, http://www.a21group.com/bank.html, to provide information regarding the bankruptcy case, including copies of major pleadings and information for potential purchasers regarding the ArtSelect business assets, the SuperStock business assets, the bidding rules and the auction process.

BUSINESS OVERVIEW

A21, Inc. was incorporated in the State of Texas in October 1998, under the name Saratoga Holdings I, Inc.  In February 2004, we acquired SuperStock, Inc. (“SuperStock”).  In October 2005, our UK subsidiary SuperStock Ltd. acquired Ingram Publishing Limited (“Ingram”) and in May 2006, we acquired ArtSelect, Inc. (“ArtSelect”).  On July 31, 2006, we changed our state of incorporation from Texas to Delaware.

Through SuperStock, we sell and license images and vector graphics and fonts for graphics design, printing, sign making, advertising and publishing businesses.

ArtSelect supplies framed and unframed wall décor to retailers, catalogers, membership organizations and consumers through both online and traditional retail and wholesale distributions channels.

On December 4, 2008, a21 and its subsidiaries, ArtSelect, Inc. and SuperStock, Inc., filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  Asset purchase agreements have been entered to sell the assets of ArtSelect and the U.S. assets of SuperStock.  A stock purchase agreement has been entered to sell the outstanding shares of SuperStock, Ltd.  All three agreements are pursuant to Section 363 of the Bankruptcy Code and are subject to higher and better bids.  The bid procedures are pending  court approval.  The Company anticipates that bids will need to be  submitted by early January.

ArtSelect Today

•	Aligned with over 90 leading publishers, ArtSelect represents a multitude of artists, styles, and images.

•	ArtSelect’s partners include Home Depot, Sears, and BJs.

•	ArtSelect’s merchandising, promotions and operations focus on its two largest accounts Overstock and Home Decorators.

•	ArtSelect successfully launched PostersEtc.com in August 2008, which was over 62,000 images (as of September 2008) that target demographic ages 12 – 35 (online savvy).

•	ArtSelect was a state-of-art custom framing shop.

ArtSelect Strategy

•	ArtSelect offers a selection of products, components, and prices supported by targeted marketing messaging, promotions, and campaigns.

•	ArtSelect uses Search Engine Optimization (SEO) as a more efficient & cost effective way to grow ArtSelect.com’s B2C market.

•	ArtSelect has improved its website experience through:

•	Design tools for improved personalization

•	Home page upgrades featuring flash & video

•	Path to purchase improvements

•	ArtSelect offers innovative product lines such as eco and environmentally friendly Bamboo frames and Cotton mats

•	Value Line -- Quality art at a sub $100.00 price point

SuperStock Today

•	SuperStock = Vintage Fine Art & Contemporary images

•	Media Magnet (included in

SuperStock)	=	Tiered Pricing

•	PurestockX = Subscriptions

•	SuperStock has operations in the UK which include Ingram Publishing. Ingram Publishing provides images by CD ROM, Subscription and as single images.

•	SuperStock provides a large image collection totaling over 2,700,000 images from our distribution channels and/or exclusive collection totaling 350,000 images.

•	SuperStock’s email customer contact list totals over 40,000 contacts.

•	SuperStock’s successful loyalty program offers customers reward points for purchases throughout the year. In 2008, 59 of our clients are taking advantage of our Loyalty program.

•	SuperStock.com website stabilization was completed March 2008.

•	Superior Search for SuperStock.com was completed September 2008.

•	Successful launch of new RF brand was completed in April 2008 with multiple pricing and over 22,000 images available.

•	Successful PurestockX.com U.S. launch was completed in March 2008.

SuperStock Strategy

•	SuperStock has pursued customer acquisitions by enhancing sales and marketing communications through:

•	Webmail campaigns promoting all product lines;

•	Build client list with internal & external email lists;

•	Increased PR and media visibility; and

•	Improving renewal notifications for subscription service and expiring licenses.

•	SuperStock has improved its user experience with website functionality redesign via more search engine optimization components as well as:

•	Re-brand SuperStock with tabbed content categories that speak to our key markets – creative vs editorial split;

•	Faster, more relevant searches – completed July 2008;

•	Client based communication tools for social media marketing opportunities including a blog & RSS feed of new content; and

•	Lightbox improvements – completed November 2008.

Management Structure

•	a21, Inc.

•	CEO, John Ferguson

•	John previously held senior management positions at Getty Images.

•	CFO, LaDuane Clifton

•	LaDuane oversees all financial operations for a21, bringing more than 13 years of broad finance experience to a21 and knowledge of SEC compliance.

•	ArtSelect & PostersEtc

•	VP GM, Bruce Slywka

•	Bruce is General Manager and leads the sales and marketing efforts for ArtSelect with more than 17 years of experience.

•	SuperStock Worldwide

•	Director of Sales & Marketing, Kari Pemberton

•	Kari has over 10 years experience at SuperStock in image production, managing the SuperStock production studio, and sales.

Proposed Sale of the Assets of ArtSelect, Inc., and SuperStock, Inc. (U.S. Assets) and Stock of SuperStock, Ltd.

The proposed sales are subject to both Bankruptcy Court approval and any higher and better offers that might be received during the marketing and sale process.  Qualified Bids (as defined in the Bid Procedures, pending approval  before the Bankruptcy Court, will need to be submitted by early January.  For a copy of the bid procedures, please contact the Company or use the website below.

The Company has established an internet website, http://www.a21group.com/bank.html, to provide information regarding the bankruptcy case, including copies of major pleadings and information for potential purchasers regarding the ArtSelect business assets, the SuperStock business assets, the UK subsidiary, the bidding rules and the auction process.